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                                                                   EXHIBIT 10.35

February 5, 2001


Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling, Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
Accelerated Networks, Inc.
301 Science Drive
Moorpark, CA 93201


Dear Messrs. Krausz, Kuhling, Tan & Morris:

RE: Retainer Agreement between Regent Pacific Management Corporation and Accelerated Networks, Inc.

I am writing this letter, pursuant to your request, to set forth the terms and conditions upon which Regent Pacific Management Corporation, a California corporation ("Regent Pacific"), will be engaged to perform certain management services for Accelerated Networks, Inc., a Delaware corporation, and its wholly owned and controlled subsidiaries (collectively, "Accelerated"), under certain guarantees and indemnities to be provided by the company and the board. This agreement is contingent upon and subject to an indemnification and guarantee agreement, in a form acceptable to Regent Pacific.

Included within these services will be the following work product, which Regent Pacific will supply to Accelerated in accordance with the terms of this letter and for the agreed-upon cash payments required by this letter:

1. Regent Pacific agrees to provide a six person crisis team, to immediately assume the chief executive and general management responsibilities of Accelerated, and to develop and implement a restructuring and recovery plan for Accelerated. The goal of this assignment shall be to control the immediate crisis situation and redirect the company with respect to the potential financial and operational restructuring of the ongoing business of Accelerated.

2. Regent Pacific shall provide the services of Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific Management Corporation, who shall be a part of the crisis team and lead the engagement on behalf of Regent Pacific as the board-appointed Chairman and Chief Executive Officer of Accelerated. Regent Pacific shall be appointed by the Board of Directors to

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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 2


        provide General Management services to Accelerated. Both Regent Pacific and Mr. Sbona shall report to the Board of Directors of Accelerated and shall be solely accountable to the Board for fulfilling the obligations of this engagement.

Regent Pacific's services do not include the following activities and/or work product:

        With the exception of Gary J. Sbona, Regent Pacific personnel provided under the terms of this engagement shall not be appointed officers of Accelerated, and shall not accept nor be held accountable for the fiduciary obligations of an officer or director of Accelerated, except as mutually agreed upon by the parties.

Regent Pacific is prepared to begin our services this week, contingent upon:

1.      This duly executed retainer agreement on the part of Accelerated;

2. The transfer of and receipt by Regent Pacific of the required initial payments of this retainer agreement;

3. Duly executed indemnification agreement between Accelerated and Mr. Sbona and Accelerated and Regent Pacific in a form acceptable to Regent Pacific.

4. Duly executed employee stock option agreement in a form acceptable to Regent Pacific.

In addition to Mr. Sbona, the initial team assigned will be Brian K. Service, Joseph O. Vogel, H. Michael Hogan, Jeffrey G. Black, Benjamin Di Lello, Thomas
E. Gardner, and Marianne E. Kilkenny, Principals of Regent Pacific. You understand that Regent Pacific retains the right to assign or interchange these people with other people as the work progresses, in order to address your requirements, as long as the fee paid for our services is not increased for the included work product.


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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 3

FEES: We have agreed to provide the work product included in this agreement for a period of eighteen (18) months, including twelve (12) months of non-cancelable services. This service shall be $75,000 per week payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period. It is agreed and understood between us that the payments of such cash fees are to be made immediately preceding the start of each four-week billing period, and that failure to pay such periodic payments when due shall constitute a breach of this agreement by Accelerated. It is further understood that Regent Pacific's fees are to be paid in advance of the work to be performed, and that the initial payment is to be paid on or before February 9, 2001. It is further agreed that such cash payments are earned in full upon receipt by Regent Pacific, by virtue of our accepting this agreement and the responsibilities it entails, and are nonrefundable.

ADVANCE RETAINER: In the light of the uncertainty of the situation facing Accelerated, Accelerated agrees to pay Regent Pacific an advance four (4) weeks retainer for services which may be rendered and expenses which may be incurred in connection with this engagement. The amount of that retainer is to be in the sum of $300,000. The funds shall be deposited in an escrow account titled "Regent Pacific Management Corporation, for the benefit of Accelerated" Immediately prior to any cancellation by Accelerated prior to the expiration of the non-cancelable period or, thereafter, without 60 days written notice, or immediately upon the filing of any petition in bankruptcy by or against Accelerated, the retainer, plus any interest earned thereon, shall become the property of Regent Pacific, free and clear of any claims of Accelerated, and shall be transferred to Regent Pacific's general account. In such an event the retainer shall be deemed earned in full by virtue of Regent Pacific's undertaking this engagement and be nonrefundable. This sum is in addition to and not in satisfaction of any damages which Regent Pacific may otherwise recover against Accelerated for breach of this agreement, and reflects Accelerated's agreement that the retainer represents the minimum fee for Regent Pacific's acceptance of the agreement and the work undertaken, irrespective of the amount of time actually spent by Regent Pacific in the course of its employment. In the event that this agreement expires upon completion of the term, or terminates in accordance with its cancellation provisions, the escrow account, plus any interest, will be returned to Accelerated within five business days after such expiration or termination.


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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 4


TERM OF AGREEMENT: The term of this agreement shall be for eighteen (18) months, unless earlier terminated in accordance with this paragraph. Regent Pacific hereby commits the availability of its resources to Accelerated under this agreement for the full eighteen (18) month term of the engagement. Accelerated may discharge Regent Pacific at any time after the non-cancelable period provided that Accelerated had delivered 60-day written notice of intent to cancel this agreement. Regent Pacific may withdraw from this assignment at any time with Accelerated's consent or for good cause without Accelerated's consent. Good cause includes Accelerated's breach of this agreement (including Accelerated's failure to pay any invoice within five working days of presentation), or any fact or circumstance that would render our continuing participation in the assignment unethical or unlawful.

EXPENSE REIMBURSEMENT: In addition to the fees, any requests for compensation will also include certain charges for costs and expenses. Such costs and expenses will include, among others, charges for messenger services, air couriers, word processing services, photocopying, airfare, travel and reasonable living expenses, postage, long distance telephone, legal advice, and other charges customarily invoiced by professional firms for reimbursement of out-of-pocket expenses. Said expenses shall not include meal expenses except when Regent Pacific professionals are engaged in business-related activities and company travel. Regent Pacific will periodically present invoices to Accelerated for reimbursement of such charges, and Accelerated agrees to pay such invoices within five (5) working days of presentation.

We will provide regular progress reviews to Accelerated and its Board of Directors at approximately biweekly intervals, as the work progresses. These progress reviews will include a discussion of the alternatives available to Accelerated, the performance of the company relative to the restructuring of the ongoing business. In addition, Regent Pacific requires, and Accelerated agrees, that the Board of Directors of Accelerated will be available to Regent Pacific on a reasonable consultation and communication basis and will meet with Regent Pacific in person in regularly scheduled monthly board meetings to review the status of the engagement.

During the progress of the work, should circumstances warrant, we may apply for additions to the retainer fees, and attendant increases in the payments scheduled above. Should we seek such additional compensation in order to continue the level

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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 1

of effort required by the undertaking, we will do so based upon our professional guideline hourly rates. We understand and acknowledge that nothing in this agreement obligates Accelerated to pay such additional retainer fees or other compensation unless the Accelerated Board of Directors shall have agreed to make such payments after a written request by Regent Pacific. As you know, our professional guideline hourly rates range from $275 to $500. Our guideline hourly rates are adjusted periodically, typically on January 1 of each year, to reflect the advancing experience, capabilities and seniority of our professionals as well as general economic factors.

It is our firm's practice to charge our clients for services rendered based upon not only the total number of hours charged at guideline hourly rates, but also upon such other factors as: the complexity of the problems presented to us; the amount at issue; the results accomplished; the skill we exercised in accomplishing those results; the extent to which our services were rendered after normal business hours or on other-than-normal business days; delay in receipt of our compensation; and the extent to which we were at risk in being paid. To the extent that Regent Pacific's request for compensation exceeds the total number of hours charged at guideline hourly rates, Regent Pacific will consult with Accelerated before making that request.

Because of the breadth and nature of our practice, from time to time our firm may work for one client whose interest may be opposed to that of another client, for which we work in an unrelated matter. Please be assured that, despite any potential difference in the interests of our clients, we strictly preserve all client confidences and zealously pursue the interests of each of our clients. Accelerated agrees that it does not consider such concurrent work in unrelated matters of Accelerated and any other client of Regent Pacific to be inappropriate, and therefore waives any objections to any such present or future concurrent assignments provided, however, that such waiver shall not apply to any willful misconduct or breach of confidentiality obligations of Regent Pacific hereunder.

Except in the case of willful misconduct or gross negligence, Accelerated shall indemnify, defend, and hold Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and counsel, harmless against any damages, costs, fines, penalties, liabilities, attorneys' and other professional fees and disbursements, suffered, incurred by, or asserted against, Regent Pacific, its officers,

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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 6


directors, principals, associates, affiliates, employees, agents, and/or counsel, including any amounts incurred or paid in settlement or any judgment of any action, suit, or proceeding brought under any statute, at common law, or otherwise, which arises under or in connection with the performance by Regent Pacific of services pursuant to this agreement and any amendment or modification thereto. The obligations of Accelerated under this paragraph are hereinafter collectively referred to as "Indemnity Obligations." The Indemnity Obligations shall survive, for a period of five (5) years, any termination of Regent Pacific's services under this agreement and any amendment or modification thereto. Accelerated agrees to promptly tender any payments due to Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and/or counsel, under or in respect of the Indemnity Obligations, within three (3) business days following written demand by Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and/or counsel. Accelerated's Indemnity Obligations shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of Accelerated, which consent shall not be unreasonably withheld.

CONFIDENTIAL INFORMATION: Regent Pacific and its team of crisis managers shall have access under this agreement to certain proprietary and/or confidential information with respect to Accelerated's business. Regent Pacific hereby agrees to protect such confidential information as though it were Regent Pacific's own confidential information, in accordance with the following terms and conditions:

1. Accelerated shall permit Regent Pacific to review financial and proprietary information necessary to Regent Pacific's participation in Accelerated's management.

2. Accelerated shall permit, and Regent Pacific shall require, review of all Accelerated Board of Directors minutes and all executive actions taken within the three months prior to the execution of this agreement.

3. Regent Pacific shall maintain the confidentiality of all such information and prevent the unauthorized disclosure thereof. No such information shall be made available for the use of any other party or be divulged to others unless it:


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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 7


        a. is independently developed by Regent Pacific, provided that the person or persons developing same have had no access to confidential information received from Accelerated;

        b.  is or becomes publicly available; or

        c. is rightfully and lawfully received by Regent Pacific from an independent third party.

This agreement is made under the laws of the State of California. If any legal action arises under this Agreement or by reason of an asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing or attempting to enforce the terms of this agreement.

NON-SOLICITATION: in recognition of the fact that the Regent Pacific individuals that we provide to Accelerated under this agreement may perform similar services from time to time for others, this agreement shall not prevent Regent Pacific from performing such similar services or restrict Regent Pacific from using such individuals. Accelerated agrees that it shall not, except by mutual agreement between the parties, during the term of this agreement nor for a period of three
(3) years after its termination, solicit for employment nor employ, whether as employee or independent contractor or agent, any person who performs services under this agreement. It is agreed that in the event of a breach of this paragraph by Accelerated, it would be impractical or extremely difficult to fix actual damages and, therefore, Regent Pacific and Accelerated agree that if Accelerated breaches this paragraph, then Accelerated shall pay to Regent Pacific $390,000 per individual solicited or employed as employee, independent contractor or agent, as Liquidated Damages and not as a penalty, which is agreed by Regent Pacific and Accelerated to represent reasonable compensation for the foreseeable loss that will, in all likelihood, be incurred because of such breach.

It is our policy to provide such additional services as you may request, in addition to those covered in this letter, when qualified individuals are available to fulfill your request. In such instances, the additional services will be provided and paid for in accordance with Regent Pacific's guideline hourly rates as contained in

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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 8


Regent Pacific's published fee schedules, a copy of which is enclosed with this agreement.

This constitutes the entire understanding between Regent Pacific and Accelerated regarding our services. Further, this agreement supersedes and replaces any prior agreement(s) between the parties. By executing this agreement you acknowledge that you have read it carefully and understand all of its terms. This agreement cannot be modified except by further written agreement signed by each party.

If you have any questions about the foregoing, please call me. If Accelerated is in agreement with the foregoing, and it accurately represents your understanding of the agreement between Accelerated and our firm, please approve the enclosed copy of this letter, and return the approved copy to me, along with the advance retainer of $300,000 and the first four (4) week service fee of $300,000. Said payments may be wire-transferred to the account of Regent Pacific Management Corporation at Comerica Bank, 333 West Santa Clara Street, San Jose, CA 95113, Account #1890652975, Routing number 121137522. Our contact there is Zona Peterson at (408) 556-5367. If there are any questions with regard to the terms set forth herein, kindly contact me immediately. In order to maintain continuity in scheduling of our resources, we ask that we receive your affirmative response as soon as possible. In any event, this offer to provide our services will expire on February 9, 2001 unless accepted by you prior to that date, or extended in writing by an officer of Regent Pacific. Please understand that we can assume no responsibility in connection with the services to be provided under this agreement until the signed copy has been returned and the required funds as agreed to by us have been received.

Very truly yours,

REGENT PACIFIC MANAGEMENT CORPORATION



/s/ Gary J. Sbona
Gary J. Sbona
Chairman and Chief Executive Officer


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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 9



THE FOREGOING IS HEREBY APPROVED AND AGREED TO:

DATED: ____________________, 2001

ACCELERATED NETWORKS, INC.
(Signifies full agreement with all terms and conditions)


BY: /s/ Steven M. Krausz
    -----------------------------------------------------
    Name: Steven M. Krausz                Title: Director
    On Behalf of the Board of Directors


BY: /s/ Robert F. Kuhling Jr.
    -----------------------------------------------------
    Name: Robert F. Kuhling, Jr.          Title: Director
    On Behalf of the Board of Directors


BY: /s/ Lip-Bu Tan
    -----------------------------------------------------
    Name: Lip-Bu Tan                      Title: Director
    On Behalf of the Board of Directors




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Mr. Steven M. Krausz, Director
Mr. Robert F. Kuhling Jr., Director
Mr. Lip-Bu Tan, Director
Mr. Peter Morris, Director
February 5, 2001
Page 10


BY: /s/ Peter Morris
    -----------------------------------------------------
    Mr. Peter Morris                      Title: Director
    On Behalf of the Board of Directors